UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2021

BONE BIOLOGICS CORPORATION.

delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste.100

Burlington MA 01803

(Address of principal executive offices)

(781) 552-4452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	BBLG	Nasdaq Stock Market, LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share Common Stock at $6.30 per share	BBLGW	Nasdaq Stock Market, LLC (The Nasdaq Capital Market)

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 13, 2021, Bone Biologics Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with WallachBeth Capital, LLC acting as representatives of the several underwriters (the “Underwriters”) in connection with a public offering (the “Offering”) of the Company’s securities. Pursuant to the Underwriting Agreement, the Company agreed to sell 1,510,455 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of the Company’s Common Stock at an exercise price of $6.30 per share (the “Public Warrants”). The Public Warrants shall have the rights as set forth under “Warrant Agency Agreement” set forth below. The shares of Common Stock and the Public Warrants are immediately separable and will be issued separately. The public offering price for the Units was $5.25 per Unit resulting in total gross proceeds to the Company of approximately $7,900,000 million before underwriters discounts and expenses. The total net proceeds to the Company from the Offering, after underwriters discounts and expenses but before any exercise of the Underwriters option referred to in the next paragraph, is estimated to be approximately $6,800,000 The closing of the Offering is expected to occur on October 15,2021.

The Company has granted the Underwriters a 45-day option to purchase (i) up to 226,568 additional shares and/or (ii) Public Warrants to purchase up to 226,568 additional shares, to cover over-allotments, if any.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement also contains customary representations, warranties, and conditions precedent to

Pursuant to the Underwriting Agreement, the Company has agreed to grant the Underwriters a warrant (the “Underwriters Warrant”) to purchase an aggregate of 90,672 shares of Common Stock. The Underwriters Warrants shall be exercisable in whole or in part, commencing on a date which is six months from October 12,2021 and expiring on October 12,2026 at an exercise price of $6.30 per share. The form of Underwriters Warrant is set forth as Exhibit A to the Underwriting Agreement and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriters Warrant is qualified in its entirety to the full text of the Underwriters Warrant.

A registration statement on Form S-1 relating to the Offering (File No 333-257484) was declared effective by the Securities and Exchange Commission on October 12,2021 and an additional Registration Statement became effective upon filing on October 13,2021. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Warrant Agency Agreement

The Public Warrants will be issued pursuant to a Warrant Agency Agreement between the Company and Equiniti. (the “Warrant Agreement”). The Public Warrants will separate from the shares of Common Stock included within the Units immediately and be exercisable at any time on or after the date of issuance. The Public Warrants will terminate on the fifth anniversary of the date of issuance and have an initial cash exercise price of $6.30 per share. The Public Warrants may also be exercised on a cashless basis in the event that no effective registration statement or prospectus is available at the time of exercise. The exercise price and number of shares of Common Stock issuable upon exercise of the Public Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

The Public Warrants will not be exercisable or exchangeable by any holder to the extent (and only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from a holder to the Company, such holder may increase the amount of ownership of outstanding shares after exercising such holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Public Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of the Public Warrants. In lieu of fractional shares, the Company will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If, at any time a Public Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Public Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of the Company’s assets, or other transaction in which our Common Stock is converted into or exchanged for other securities or other consideration, each holder of a Public Warrant will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of such holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Public Warrant is exercisable immediately prior to such fundamental transaction.

The Warrant Agreement together with the form of Public Warrant which is an exhibit to the Warrant Agreement is filed as Exhibit 4.1 and is incorporated into this Item 1.01 by reference. The foregoing description of the Warrant Agreement and the Public Warrants is qualified in its entirety by reference to the full text of the Warrant Agreement and the form of Public Warrant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Reverse Stock Split

The Company effected an amendment to its certificate of incorporation, as amended, by filing with the Delaware Secretary of State on October 12,2021. This filing effected a 1-for-2.5 reverse stock split (the “Reverse Split”) of the Company’s Common Stock. The Reverse Split combined each 2.5 shares of the Company’s issued and outstanding Common Stock into one share of Common Stock. No fractional shares were issued in connection with the Reverse Split, and any fractional shares resulting from the Reverse Split were rounded up to the nearest whole share.

The Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

All Unit and Share amounts described in this report reflect the Reverse Split.

Item 8.01	Other Events.

On October 13 2021 shares of the Company’s Common Stock and the Public Warrants commenced trading on the NASDAQ Capital Market under the symbols “BBLG” and “BBLGW,” respectively (the “Listing”) .On October 13,2021-, the Company issued a press release with respect to the Offering, the Listing and the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021	BONE BIOLOGICS CORPORATION

	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of October 13, between the Company and WallachBeth, LLC

3.1	Certificate of Amendment

4.1	Warrant Agency Agreement, dated as of October 13,2021, between the Company and Equiniti including the form of Warrant

99.1	Press Release of Bone Biologics Corporation., dated October 13,2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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